Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD PRICES PUBLIC OFFERING OF COMMON STOCK

DALLAS, September 25, 2018 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) announced today that it has priced its underwritten public offering of 270,000 shares of common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $74.50 per share. The Company has also granted the underwriters of the offering a 30-day option to purchase an additional 40,500 shares of Common Stock as part of this offering. Settlement of the offering is expected to occur on or about September 28, 2018.  The closing of the offering is subject to market and other customary conditions.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including to fund future acquisitions, investments and its obligations under the Enhanced Return Funding Program Agreement with Ashford Hospitality Trust, Inc.

UBS Investment Bank, RBC Capital Markets and Janney Montgomery Scott are acting as the joint book-running managers for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. This offering may only be made by means of a prospectus supplement and accompanying prospectus.

Copies of the prospectus supplement and accompanying prospectus for the offering may be obtained on the website of the Securities and Exchange Commission at www.sec.gov, or by contacting: UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Prospectus Department (telephone: 1-888-827-7275); RBC Capital Markets, LLC,

200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Equity Syndicate (telephone: 1-877-822-4089; email: equityprospectus@rbccm.com); or Janney Montgomery Scott LLC, 60 State Street, Boston, MA 02109, Attention: Equity Capital Markets Group (email: prospectus@janney.com). The Common Stock will be issued and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission and the aforementioned prospectus supplement and accompanying prospectus.

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release include, among others, statements about the use of proceeds from the offering.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside our control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: changes in the business or operating prospects of our recently acquired businesses; adverse litigation or regulatory developments; our success in implementing our business development plans; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise, except as required by law.